UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2004

CONRAD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24263 (Commission File Number)	72-1416999 (IRS Employer Identification No.)

1100 Brashear Avenue, Suite 200 P. O. Box 790 Morgan City, Louisiana	70380-1501
(Address of principal executive offices)	(Zip Code)

(985) 702-0195

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Item 5.	Other Events and Regulation FD Disclosure.

On April 27, 2004, Conrad Industries, Inc. issued the press release attached hereto as Exhibit 99 reporting (i) the appointment of R. Jere Shopf and Ogden U. Thomas to the Company’s Board of Directors, (ii) that Richard Roberson's term as a director will end at the 2004 annual stockholders' meeting and (iii) that the Company intends to decrease the size of its Board of Directors to seven members at the end of Mr. Roberson's term.

Item 7.	Financial Statements and Exhibits.

	(b)	Exhibits.

		99	Press release issued by Conrad Industries, Inc. on April 27, 2004 reporting (i) the appointment of R. Jere Shopf and Ogden U. Thomas to the Company’s Board of Directors, (ii) that Richard Roberson's term as a director will end at the 2004 annual stockholders' meeting and (iii) that the Company intends to decrease the size of its Board of Directors to seven members at the end of Mr. Roberson's term.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONRAD INDUSTRIES, INC.

By:	/s/ Lewis J. Derbes, Jr.
Lewis J. Derbes, Jr.
Vice President, Chief Financial Officer,
and Secretary

Date: April 27, 2004